As filed with the Securities and Exchange Commission on August 18, 2025

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

440 Lincoln Street

Worcester, Massachusetts, 01653

(508) 855-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DENNIS F. KERRIGAN

Executive Vice President, Chief Legal Officer and Assistant Secretary

440 Lincoln Street

Worcester, Massachusetts 01653

(508) 855-1000

(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:

ZACHARY BLUME

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Debt Securities

Common Stock

Warrants

Preferred Stock

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

The registration statement that contains this prospectus is being filed due to the expiration of the previous registration statement filed by The Hanover Insurance Group, Inc. (“THG”) on August 17, 2020.

THG may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

The common stock of THG is listed on the New York Stock Exchange under the symbol “THG.” If we decide to seek a listing of any debt securities, preferred stock, depositary shares, warrants or other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

Investing in these securities involves certain risks. Please carefully read the information under the heading “Risk Factors” referred to on page 2 of this prospectus, as well as the risks discussed elsewhere in this prospectus, the documents and reports filed by us with the U.S. Securities and Exchange Commission that are incorporated by reference in this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

The address of THG’s principal executive offices is 440 Lincoln Street, Worcester, Massachusetts, 01653 and the telephone number at the principal executive offices is (508) 855-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the registration statement, we may offer from time to time the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Our discussions of those securities and certain related documents are summaries only and are not necessarily complete. Each time we offer securities using this prospectus, we will provide the specific terms, offering prices and manner in which we are offering such securities in a supplement to this prospectus. The applicable prospectus supplement also may add, update or change the information contained or incorporated by reference in this prospectus.

The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “THG,” “we,” “us,” the “Company” and “our” refer to The Hanover Insurance Group, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors under the heading “Risk Factors” in the applicable prospectus supplement and all of the other information contained or incorporated by reference in this prospectus or such prospectus supplement. You should also consider the risks, uncertainties and assumptions set forth in the documents and reports filed by us with the SEC that are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain reports, proxy and information statements, and other information with respect to our filings, at the SEC’s website, https://www.sec.gov. These SEC filings are also available, free of charge, on our website at https://www.hanover.com. All website addresses in this prospectus supplement are intended to be inactive textual references only.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

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our Proxy Statement on Schedule 14A filed with the SEC on March 27, 2025 (with respect to information contained in such proxy statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024 only);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 1, 2025 and July 31, 2025, respectively; and

•	our Current Reports on Form 8-K filed on February 25, 2025, April 3, 2025 and May 14, 2025.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

The Hanover Insurance Group, Inc.

Attn: Investor Relations

440 Lincoln Street

Worcester, Massachusetts 01653

(508) 855-1000

This prospectus constitutes a part of a registration statement on Form S-3 including all amendments and exhibits, referred to herein as the “Registration Statement”, that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be obtained from the SEC’s website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

FORWARD-LOOKING STATEMENTS

This prospectus, including any related prospectus supplement and the documents incorporated herein and therein by reference, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Generally, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions that do not relate to historical facts are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control or difficult to predict. If known or unknown risks materialize, our actual results could differ materially from past results and from those expressed in the forward-looking statements. Investors are therefore cautioned not to place undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures THG makes on related subjects in future reports filed with the SEC.

THE HANOVER INSURANCE GROUP, INC.

THG is a holding company organized as a Delaware corporation in 1995. Our primary business operations are property and casualty insurance products and services. We market our products and services through independent agents and brokers in the United States (“U.S.”). Our consolidated financial statements include the accounts of THG; The Hanover Insurance Company (“Hanover Insurance”) and Citizens Insurance Company of America (“Citizens”), which are our principal property and casualty subsidiaries; and other insurance and non-insurance subsidiaries.

We conduct our business operations through four reporting segments: Core Commercial, Specialty, Personal Lines and Other. Interest expense related to our corporate debt is reported separately from the earnings of these reporting segments. In our Core Commercial, Specialty and Personal Lines segments, we underwrite our insurance products through Hanover Insurance, Citizens and other THG subsidiaries. We distribute them through select independent agents and brokers throughout the U.S. Our Other segment is comprised primarily of earnings and expenses related to our holding company.

Our agency and customer-centric strategy focuses on providing specialized insurance products and services with an emphasis on disciplined underwriting and pricing, quality claims handling and customer service. We continue to prudently grow and diversify our product offerings and geographic business mix to strengthen our position as one of the top property and casualty insurers focused on the independent agency distribution channel in the U.S.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus to repay, redeem or repurchase certain other outstanding THG indebtedness and/or for general corporate and working capital purposes. General corporate and working capital purposes may include repurchase or redemption of our outstanding securities, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

The following description sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, “we”, “us” and “our” refers only to The Hanover Insurance Group, Inc. and not to any of its subsidiaries. The debt securities will be issued under an indenture (the “indenture”), between us and the trustee identified in the applicable prospectus supplement (the “trustee”), a form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the indenture and the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue both senior and subordinated debt securities. The senior debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in the right of payment to the senior debt securities. The subordinated debt securities will be unsecured obligations and subordinated in right of payment to all of our existing and future senior indebtedness. The manner and extent of such subordination will be set forth in the applicable prospectus supplement for such subordinated debt securities.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the person to whom any interest on the debt securities shall be payable if other than the registered holder;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem or be required to redeem, the debt securities;

•	any provisions relating to the convertibility or exchangeability of the debt securities for other debt securities or equity securities;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

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if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

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if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

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if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness;

•	any additional or different covenants;

•	the form of debt securities;

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whether the debt securities will be convertible into or exchangeable for shares of common stock, warrants or any other securities or property of THG, and if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable; and

•	any other terms of the debt securities.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a “stated redemption price at maturity” that exceeds its “issue price” by an amount that does not satisfy a de minimis test. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the indenture.

The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in the applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer or exchange, duly endorsed (if so required by THG or the trustee) or with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the indenture, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we execute and deliver to the trustee a Company Order, as defined in the indenture, that such debt security shall be so exchangeable, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•	the manner of payment of principal, premium and interest, if any, on that global debt security, and

•	the depositary for that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the registered holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

We have the ability to merge or consolidate or amalgamate with, or convey, transfer or lease all or substantially all of our property, to another person, provided that:

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in the event we consolidate or amalgamate with or merge into another person or convey, transfer or lease all or substantially all of our properties and assets to any other person, the person formed by such consolidation or amalgamation or into which we are merged, or the person that acquires by conveyance or transfer, or leases, all or substantially all of our properties and assets is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the indenture on the part of us to be performed or observed;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the indenture and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

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default in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 90 days after there has been given a written notice, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series specifying such default or breach and requiring it to be remedied;

•	specified events of our bankruptcy, insolvency or reorganization; or

•	any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

•	the trustee does not institute a proceeding within 60 days; and

•

the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the trustee regarding our compliance with the covenants in the indenture. The trustee will generally give the holders of debt securities notice within 90 days of the occurrence of a default known to the trustee.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•	the payment of the principal of (or premium, if any) or interest on any security of such series; or

•	defaults relating to any covenants of the indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the indenture.

We and the trustee may amend the indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

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change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

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reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults provided for in the indenture; or

•

modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee in accordance with the terms of the indenture.

We and the trustee may amend the indenture without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the indenture and in the debt securities;

•

to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the indenture;

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to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to comply with any requirement of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended from time to time; or

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

•

defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the indenture; or

•	covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated By-laws (“By-laws”) for additional information related to our common stock.

General

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.01 per share. As of August 13, 2025, we had 35,770,448 shares of common stock outstanding and an additional 24,705,424 shares of common stock held in the Company’s treasury. The outstanding shares of common stock are validly issued, fully paid and nonassessable. Our common stock is listed for quotation on the New York Stock Exchange under the symbol “THG.”

Dividends

The holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Liquidation/Dissolution Rights

In the event of a liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after the payment of all debts and other liabilities, subject to the prior distribution rights of any outstanding preferred stock that may be issued in the future.

Other Rights

The holders of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. All shares of common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of our preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate of Incorporation and By-laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Charter Amendments relating to the Board

Our Certificate of Incorporation provides that any amendments to the Certificate of Incorporation relating to certain actions, including amendments thereto, with respect to the By-laws, actions by directors and classes may only be made by the affirmative vote of the holders of at least two-thirds of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from attempting to acquire control of us.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in our, and our stockholders’, best interest. Such issuance could discourage a potential acquirer from making an unsolicited acquisition attempt through which such acquirer may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Director Nominations

Our By-laws provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the secretary. To be timely, a stockholder nominating individuals for election to the board of directors must provide advanced notice to us not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, unless such meeting occurs less than 30 days after notice or public disclosure of the date of the meeting is given or made, in which case notice will be timely if received by us not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our Certificate of Incorporation provides that our stockholders may not act by written consent. In addition, our By-laws require that special meetings of stockholders be called only by our board of directors, our chair of the board, if any, our president, or, upon application of a majority of our directors or by the holders of at least 25% of the shares of our capital stock entitled to vote on matters to be considered at the meeting, our secretary (or, in the absence or upon the refusal of the secretary, by an assistant secretary or other officer). Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

DESCRIPTION OF WARRANTS

The following briefly summarizes the material terms and provisions of warrants. You should read the particular terms of warrants that are offered by THG, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

THG may offer warrants pursuant to which a holder will be entitled to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Warrants will be issued under one or more warrant agreements to be entered into between THG and a bank or trust company, as warrant agent. Except as otherwise stated in a prospectus supplement, the warrant agent will act solely as the agent of THG under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the offering price of the warrants;

•	the aggregate number of warrants and the aggregate number of securities that may be purchased upon exercise of the warrants;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of warrants issued with each security;

•	the date, if any, on and after which, if the warrants are issued as a unit with another security, the warrants and the related security will be separately transferable;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

No Rights as Stockholders

Unless otherwise specified in a prospectus supplement, holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the securities purchasable upon exercise of the warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving THG in which THG is not the surviving entity, or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of THG, then the assuming corporation will succeed to the obligations of THG under the warrant agreement and the related warrants. THG will then be relieved of any further obligation under the warrant agreement and warrants.

DESCRIPTION OF PREFERRED STOCK

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain terms of the preferred stock described below are incomplete.

As of the date of this prospectus, no shares of our preferred stock are outstanding. We are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, all of which are undesignated.

Our board of directors can fix the rights, preferences and privileges, and any qualifications, limitations or restrictions, of the shares of each series of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control and could harm the market price of our common stock.

Our board of directors will make the determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•

if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations or restrictions on the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The preferred stock, when issued, will be fully paid and nonassessable.

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

THG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, THG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between THG and a bank or trust company selected by THG having its principal office in the United States, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

THG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to THG, and THG to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	junior subordinated debt securities, or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require THG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

General

The securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•

in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, or an exchange or otherwise; or

•	through a combination of these methods.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters, dealers or agents and the respective amounts underwritten or purchased by each of them;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

Secondary Sales

Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of THG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions, if any). All amounts are estimated.

SEC registration fee	(1)
Trustees’ fees and expenses	(2)
Printing and engraving fees	(2)
Rating agency fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Stock exchange listing fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.
(2)	Not presently known.

Item 15. Indemnification of Directors and Officers.

THG is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

THG’s certificate of incorporation provides that THG shall indemnify and upon request shall advance expenses to its directors and officers to the full extent permitted by the laws of the State of Delaware; provided, however, that THG is not required to indemnify a person in connection with an action that was initiated by or on behalf of the person. THG’s certificate of incorporation provides that THG’s directors and officers shall not be liable to THG or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined.

THG also carries standard directors’ and officers’ liability insurance covering its directors and officers.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.†

3.1	Amended and Restated Certificate of Incorporation of THG, previously filed as Exhibit 3.1 to THG’s Current Report on Form 8-K filed with the SEC on May 16, 2024 (File No. 001-13754) and incorporated herein by reference.

3.2	Amended and Restated By-Laws of THG, previously filed as Exhibit 3.2 to THG’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024 (File No. 001-13754) and incorporated herein by reference.

4.1	Form of Indenture, previously filed as Exhibit 4.1 to THG’s Registration Statement on Form S-3ASR filed with the SEC on March 22, 2016 (File No. 333-210328) and incorporated herein by reference.

4.2	Form of proposed Warrant Agreement.†

4.3	Form of Certificate for Preferred Stock.†

4.4	Form of Deposit Agreement.†

4.5	Form of Depositary Receipt.†

4.6	Form of Subscription Rights Agreement.†

4.7	Form of Stock Purchase Contract.†

4.8	Form of Stock Purchase Unit.†

5.1	Opinion of Ropes & Gray LLP, counsel to THG, as to the legality of the securities being registered.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on the signature page to this Registration Statement).*

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended.*

107	Filing Fee Table.*

†	To be filed by amendment or pursuant to a Current Report on Form 8-K.
*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Hanover Insurance Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Worcester, Commonwealth of Massachusetts, on this 18th day of August, 2025.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ John C. Roche
John C. Roche
President, Chief Executive Officer and Director

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of The Hanover Insurance Group, Inc., a Delaware corporation, hereby severally constitute John C. Roche, Jeffrey M. Farber and Dennis F. Kerrigan and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable The Hanover Insurance Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Roche John C. Roche	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2025

/s/ Jeffrey M. Farber Jeffrey M. Farber	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2025

/s/ Cynthia L. Egan Cynthia L. Egan	Chair of the Board	August 18, 2025

/s/ Francisco A. Aristeguieta Francisco A. Aristeguieta	Director	August 18, 2025

/s/ Kevin J. Bradicich Kevin J. Bradicich	Director	August 18, 2025

/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Director	August 18, 2025

/s/ Jane D. Carlin Jane D. Carlin	Director	August 18, 2025

/s/ J. Paul Condrin III J. Paul Condrin III	Director	August 18, 2025

/s/ William E. Donnell William E. Donnell	Director	August 18, 2025

/s/ Kathleen S. Lane Kathleen S. Lane	Director	August 18, 2025

/s/ Joseph R. Ramrath Joseph R. Ramrath	Director	August 18, 2025

Signature	Title	Date

/s/ Elizabeth A. Ward Elizabeth A. Ward	Director	August 18, 2025